Exhibit 10.(iv)(J)

                  MONTGOMERY WARD SPECIAL RETENTION PLAN

PARTICIPANT:        [NAME OF PARTICIPANT]

DATE OF AGREEMENT:  3/1/96

PURPOSE OF PLAN

The Special Retention Plan is provided to key executives of the Company to encourage their continued employment for the Retention Period. The Company expects that this Plan will enhance the selected participants economic security while remaining with the Company and provide a stable Executive Team throughout the Retention Period.

RETENTION AWARD

The participant will receive a Retention Award of [50% to 75% of base salary] if the participant remains with the Company for one year from the date of Agreement above. This Retention Award will be payable immediately if the participant should be terminated by the Company for any reason other than "Cause" as defined in the Senior Officer Severance Plan or any voluntary resignation. If the Company has a Change of Control prior to the completion of the entire Retention Period, the Retention Award will be payable upon the Closing Date of such transaction.

ADDITIONAL PROVISIONS

     1.) This Plan is provided in addition to any other salary, incentives, benefits or perquisite plans in which you participate and does not alter such plans.

     2.) If you leave the Company voluntarily or are terminated for "Cause" prior to the end of the entire Retention
          Period or prior to an intervening sale of the Company, no payment will be due from the Plan.

     3.) This Plan does not create an Employment Contract and does not alter the Employment-At-Will relationship between the Company and the participant. It merely provides compensation for meeting the conditions of the award.

     4.) This Plan is confidential and is not to be discussed with anyone other than the Chairman and CEO or the EVP
          Human Resources.

     [NAME OF PARTICIPANT] IS SELECTED FOR PARTICIPATION IN THE
     SPECIAL RETENTION PLAN.
                                   /s/ Bernard F. Brennan
                                   March 1, 1996

I understand the terms and conditions of this Plan and I accept participation in the Special Retention Plan and agree to the Terms and Conditions of the Plan.

                                   /s/ [Name of Participant]
                                   March 1, 1996